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                     FORM OF INVESTMENT MANAGEMENT CONTRACT

     AGREEMENT made as of the _____ day of December, 2000, by and between BT Investment Funds (the "Trust"), on behalf of Global Equity (the "Fund"), and Deutsche Asset Management, Inc. (the "Adviser").

     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended, (the "1940 Act") consisting of several series of funds, each having its own investment policies;

     WHEREAS, the Trust has also retained Deutsche Asset Management, Inc. (the "Administrator") to provide administration of the Trust's operations, subject to oversight by the Trust's Board of Trustees;

     WHEREAS, the Fund (i) was designated and established as a series of the Trust on December 9, 1998; (ii) made a party to that certain Investment Management Contract between the Adviser (formerly, Bankers Trust Company) and the Trust, on behalf of the Fund, dated June 4, 1999 (the "Prior Agreement"); and (iii) has not, as of the date of this Agreement, offered its shares to the public;

     WHEREAS, the Trust desires to retain the Adviser to render investment management services with respect to the Fund, and the Adviser is willing to render such services and

     WHEREAS, this Agreement is intended to replace the Prior Agreement in all respects with respect to the Fund:

     NOW, THEREFORE, in consideration of mutual covenants herein contained, the parties hereto agree as follows:

1. Duties of Adviser. The Trust employs the Adviser to manage the investment and reinvestment of the assets, and to continuously review, supervise, and administer the investment programs of the Fund, to determine in its discretion the securities to be purchased or sold, to provide the Administrator and the Trust with records concerning the Adviser's activities which the Trust is required to maintain, and to render regular reports to the Administrator and to the Trust's officers and Trustees concerning the Adviser's discharge of the foregoing responsibilities.

     The Adviser shall discharge the foregoing responsibilities subject to oversight by the Trust's Board of Trustees and in compliance with such policies as the Trustees may from time to time establish, and in compliance with the objectives, policies, and limitations for the Fund set forth in the Fund's prospectus and statement of additional information, as amended from time to time, and applicable laws and regulations.
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     The Adviser accepts such employment and agrees, at its own expense, to render the services and to provide the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

2. Fund Transactions. The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of fund securities for the Fund and is directed to use its best efforts to obtain the best net results as described from time to time in the Fund's prospectus and statement of additional information. The Adviser will promptly communicate to the Administrator and to the officers and the Trustees of the Trust such information relating to fund transactions as they may reasonably request.

     It is understood that the Adviser will not be deemed to have acted unlawfully, or to have breached a fiduciary duty to the Trust or be in breach of any obligation owing to the Trust under this Agreement, or otherwise, solely by reason of its having directed a securities transaction on behalf of the Trust to a broker-dealer in compliance with the provisions of Section 28(e) of the Securities Exchange Act of 1934 or as otherwise permitted from time to time by the Fund's prospectus and statement of additional information.

3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Sections 1 and 2 of this Agreement, the Trust shall pay to the Adviser compensation at the rates specified in the Schedule(s) which are attached hereto and made a part of this Agreement. Such compensation shall be paid to the Adviser at the end of each month, and calculated by applying a daily rate, based on the annual percentage rates as specified in the attached Schedule(s), to the assets of the Fund. The fee shall be based on the average daily net assets for the month involved (less any assets of the Fund held in non-interest bearing special deposits with a Federal Reserve Bank).

     In the event of termination of this Agreement, the advisory fee shall be computed on the basis of the period ending on the last business day on which this Agreement is in effect subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.

     All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

     In addition to the foregoing, the Adviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or a portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Fund for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Adviser. Any such fee reduction or undertaking may be discontinued or modified by the Adviser at any time.

4. Other Expenses. The Adviser shall pay all expenses of printing and mailing reports, prospectuses, statements of additional information, and sales literature relating to its efforts to solicit prospective investors.

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5.   Reports. The Trust and the Adviser agree to furnish to each other, if applicable, current prospectuses, proxy statements, reports to Shareholders, certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Status of Adviser. The services of the Adviser to the Trust are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services to the Fund are not impaired thereby. The Adviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

7. Certain Records. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-l and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Adviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust on request.

8. Limitation of Liability of Adviser. The duties of the Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Adviser hereunder. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Paragraph 8, the term "Adviser" shall include directors, officers, employees and other corporate agents of the Adviser as well as that corporation itself).

9. Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Adviser (or any Successor) is or may be interested in the Trust as a Shareholder or otherwise. In addition, brokerage transactions for the Fund may be effected through affiliates of the Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission (the "Commission").

10. License of Adviser's Name. The Adviser hereby agrees to grant a license to the Trust for use of its name in the name of the Fund for the term of this Agreement and such license shall terminate upon termination of this Agreement.

11. Subadviser. It is understood that the Adviser, on behalf of the Fund, may employ one or more sub-investment advisers (each a "Subadviser") under written agreements with each such Subadviser, provided that any such Subadviser and agreement is first approved by the vote of a majority of the Trustees, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust, the Adviser or any such


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     Subadviser, at a meeting of Trustees called for the purpose of voting on such approval and, except as may be otherwise permitted by then current law as modified or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by, or interpretative releases of, the Commission, by a vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. The authorization given to the Adviser in this Agreement to perform fund management and related services may be delegated by it under any such agreement to any of the Subadvisers, provided that the Subadvisers shall be subject to the same restrictions and limitations on the investments and brokerage discretion as the Adviser. In the event the Adviser employs one or more Subadvisers, the Adviser shall oversee and continually evaluate performance of any such Subadviser and shall make such recommendations to the Trust's Trustees from time to time concerning the continuation, termination or modification of any such arrangements as the Adviser deems appropriate. Notwithstanding the foregoing, the Trust agrees that the Adviser shall not be accountable to the Trust or the Fund for any loss or liability relating to specific investments directed solely by any Subadviser.

     As used in this Section 11 and 12, the terms "interested persons" and a "vote of a majority of the outstanding voting securities" shall have the respective meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Commission under said Act.

12. Duration and Termination. This Agreement, unless sooner terminated as provided herein, shall remain in effect with respect to the Fund until two years from the date first set forth above, and thereafter, for periods of one year so long as such continuance thereafter is specifically approved at least annually (a) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund, subject to the right of the Trust and the Adviser to terminate this contract as provided below in this
     Section 12; provided, however, that if the shareholders of the Fund fail to approve the Agreement as provided herein, the Adviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act as modified or interpreted by any applicable order or orders of the Commission or any rules or regulations adopted by, or interpretative releases of, the Commission thereunder. The foregoing requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder, as such requirements are modified by rule, regulation, interpretation or order of the SEC.

     This Agreement may be terminated as to the Fund at any time, without the payment of any penalty by vote of a majority of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund on not less than 30 days nor more than 60 days written notice to the Adviser, or by the Adviser at any time without the payment of any penalty, on 90 days written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment. Any notice under this

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     Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

     As used in this Section 12, the term "assignment" shall have the meaning as set forth in the 1940 Act as modified or interpreted by any applicable order or orders of the Commission or an rules or regulations adopted by, or interpretative releases of, the Commission.

13. Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice. Currently, such addresses are as follows: if to the Trust, at One South Street, Baltimore, MD 21202-3220 and if to the Adviser, at 130 Liberty Street, New York, NY 10006.

14. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15. Entire Agreement. This Agreement states the entire agreement of the parties hereto, and is intended to be the complete and exclusive statement of the terms hereof. It may not be added to or changed orally, and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act as modified or interpreted by any applicable order or orders of the Commission or an rules or regulations adopted by, or interpretative releases of, the Commission, when applicable.

     By executing this Agreement, each party acknowledges that the Prior Agreement is, notwithstanding the continuation of the Prior Agreement between the Trust on behalf of Global Equity Fund and the Adviser, hereby rescinded and considered null and void by the Trust on behalf of the Fund.

16. Governing Law. This Agreement and all performance hereunder shall be governed by and construed in accordance with the laws of The State of New York.

17. Shareholder Liability. The parties to this Agreement acknowledge and agree that all liabilities arising hereunder, whether direct or indirect, and of any and every nature whatsoever shall be satisfied solely out of the assets of the Fund and that no Trustee, officer or holder of shares of beneficial interest of the Trust shall be personally liable for any of the foregoing liabilities.

18. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     A copy of the Certificate of Trust of the Trust is on file with the Secretary of State of the State of New York, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees, and is not binding upon any of the Trustees, officers, or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

                              BT INVESTMENT FUNDS
                              on behalf of
                              Global Equity

                              By:
                                     ________________________________
                                     Daniel O. Hirsch
                                     Secretary

                              Attest:________________________________


                              DEUTSCHE ASSET MANAGEMENT, INC.

                              By:
                                     ________________________________
                                     Richard T. Hale
                                     President

                              Attest:________________________________

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                                   Schedule

                                    to the

                         Investment Advisory Agreement

                                    between

                              BT Investment Funds

                          on behalf of Global Equity

                                      and

                        Deutsche Asset Management, Inc.

Pursuant to Article 3, the Trust, on behalf of the Fund, shall pay the Adviser compensation at an annual rate as follows:

     Fund                                Fee
     ----                                ---
     Global Equity                       0.60% of the average daily net assets

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